Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2020

IRVINE, CA – August 4, 2020 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Operational Results (as compared to Second Quarter 2019):

●	Net (Loss) Income: Net loss was $117.5 million as compared to net income of $45.9 million in the second quarter of 2019. Excluding the impairment loss recognized during the second quarter of 2020, net loss would have been $99.4 million.
●	20 Hotel Portfolio RevPAR: 20 Hotel Portfolio RevPAR decreased 98.1% to $3.99.
●	20 Hotel Portfolio Adjusted EBITDAre Margin: 20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net decreased 58,280 basis points to (548.5)%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest decreased 147.4% to $(47.0) million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 186.1% to $(0.31).

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

John Arabia, President and Chief Executive Officer, stated, “After suspending operations at 15 of our 19 hotels as a result of the global pandemic, we are pleased to report we are methodically resuming operations at our hotels. In June and July, six properties resumed operations and we plan for more to open in both August and September. The hotels that continued operations, in aggregate, have posted sequential occupancy gains in May, June and July, despite a recent resurgence in national COVID cases, and have reduced their operating losses. The hotels that have recently resumed operations, in aggregate, have quickly met or exceeded our resumption occupancy thresholds and are slowly recovering. As a result of these factors and our ability to aggressively reduce operating expenses during the second quarter, our second quarter losses were lower than we anticipated and our estimate of our monthly cash burn rate has been reduced.”

“Despite having to navigate through the most challenging operating environment the economy and our industry has ever faced, we recently completed two transactions that further strengthen our balance sheet and provide additional liquidity and financial flexibility. First, we sold the Renaissance Harborplace, and as a result, further consolidated our portfolio into Long-Term Relevant Real Estate and increased our liquidity by approximately $80 million. Additionally, we finalized amendments to all outstanding unsecured debt, providing a covenant holiday through the first quarter of 2021. We believe our significant liquidity not only provides us with the ability to weather this unprecedented storm, but also positions the Company to take advantage of external growth opportunities that we believe will materialize over the coming quarters.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change

Net (Loss) Income	$(117.5)	$45.9	(355.9)%		$(280.0)	$63.8	(538.7)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$(0.55)	$0.18	(405.6)%		$(1.30)	$0.24	(641.7)%

20 Hotel Portfolio RevPAR (1)	$3.99	$213.88	(98.1)%		$67.96	$195.79	(65.3)%

20 Hotel Portfolio Occupancy (1)	3.7%	87.3%	(8,360)	bps	31.9%	83.1%	(5,120)	bps
20 Hotel Portfolio ADR (1)	$107.78	$244.99	(56.0)%		$213.03	$235.61	(9.6)%

20 Hotel Portfolio Adjusted EBITDAre Margin (1) (2)	(548.5)%	34.3%	(58,280)	bps	(12.9)%	30.7%	(4,360)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$(47.0)	$99.1	(147.4)%		$(32.9)	$163.6	(120.1)%
Adjusted FFO Attributable to Common Stockholders	$(65.6)	$81.7	(180.2)%		$(67.0)	$129.2	(151.8)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$(0.31)	$0.36	(186.1)%		$(0.31)	$0.57	(154.4)%

(1)	The 20 Hotel Portfolio (the “20 Hotels”) includes all hotels owned by the Company as of June 30, 2020. In July 2020, the Company sold the Renaissance Harborplace, leaving 19 hotels (the “19 Hotels”) held for investment.
(2)	The 20 Hotel Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net.

Recent Developments

COVID-19: Due to the prevailing government mandated restrictions on travel and public gatherings since the outbreak of COVID-19, the Company temporarily suspended operations at 15 of the 20 Hotels during the first six months of 2020. In response to this challenging environment, the Company, working with its operators, has developed and implemented protocols to safely and responsibly resume operations at its hotels, including frequent and enhanced cleaning and sanitation, contactless check in, and increased physical distancing throughout the hotels. As of the date of this release, the Company has resumed operations at six of its previously suspended hotels, one in June 2020, and five in July 2020 (see table below).

After reaching a trough in April, the Company began to see hotel demand slightly improve in May and June, most significantly in leisure travel, which benefited its hotels in drive-to leisure markets such as the Embassy Suites La Jolla, the Renaissance Long Beach and the Oceans Edge Resort & Marina. The Company also experienced a modest demand increase at its hotels in certain urban markets after resuming operations in Boston, Chicago and New Orleans. In July 2020, however, hotel demand moderated as COVID-19 cases surged and some areas began to re-implement mandatory shelter-in-place orders and the shutdown of nonessential businesses. The Company currently believes that the majority of its group business for 2020 has cancelled or will eventually cancel. Of the group business that has cancelled to date, approximately 23% has rebooked into future periods.

During the second quarter and first six months of 2020, the Company incurred $7.5 million and $17.6 million, respectively, of additional wages and benefits for furloughed or laid off hotel employees, which included $1.1 million in severance accrued in the second quarter of 2020. Due to the temporary suspension of operations at certain hotels in the portfolio and the incurrence of various extraordinary and non-recurring items, comparisons between the financial results for the second quarter and first six months of 2020 to the second quarter and first six months of 2019 are not meaningful.

Credit Facility and Unsecured Debt Amendments: On July 15, 2020, the Company completed amendments to the agreements governing its in-place unsecured debt, including the revolving credit facility, term loan facilities and private placement senior notes, which provide covenant relief through the end of the first quarter of 2021, with the first quarterly covenant test being required as of the period ended June 30, 2021.

Capital Investments: During the second quarter of 2020, the Company took advantage of the suspended operations and the low demand environment to perform otherwise extremely disruptive capital projects at the Renaissance Orlando at SeaWorld®, the Renaissance Washington DC and the Marriott Portland, all while adhering to the relevant government regulations and social distancing mandates aimed at both protecting those involved in the construction work and stemming the spread of COVID-19. At the Renaissance Orlando at SeaWorld®, the hotel’s closure allowed the Company to demolish and redesign the hotel’s atrium and lobby. At the Renaissance Washington DC, the Company remodeled the porte-cochere, which will improve traffic flow and the guest’s arrival experience. Additionally, at the Renaissance Washington DC, the Company replaced the escalators that connect all levels of the hotel’s meeting space with the lobby, a project that would not be possible with group business in the hotel. At the Marriott Portland, the Company took advantage of the hotel’s closure by completely remodeling the guest rooms, gym, meeting rooms, public space and the M Club. In addition, a majority of the guestroom baths were converted to showers, and seven new guestrooms will be added. The Company expects to complete these capital projects at the three hotels during the third quarter of 2020.

Hotel Disposition: On July 7, 2020 the Company sold the Renaissance Harborplace for a gross sale price of $80.0 million. In anticipation of this sale, the Company recorded an impairment loss of $18.1 million based on the expected proceeds to be received less estimated selling costs. Subject to the terms of the Company’s amended unsecured debt agreements, the Company may use the net proceeds to acquire a hotel or to repay a portion of its unsecured debt.

Balance Sheet/Liquidity Update

As of June 30, 2020, the Company had $586.4 million of cash and cash equivalents, including restricted cash of $46.0 million, total assets of $3.4 billion, including $2.6 billion of net investments in hotel properties, total consolidated debt of $1.0 billion and stockholders’ equity of $2.2 billion.

As of August 4, 2020, the Company has $50.0 million outstanding on its $500.0 million unsecured credit facility.

2020 Operations Update

As of August 4, 2020, operations continue to be temporarily suspended at nine of the Company’s 19 Hotels as follows:

Hotel	Suspension Date	Resumption Date
Marriott Boston Long Wharf	March 12, 2020	July 7, 2020
Renaissance Orlando at SeaWorld®	March 20, 2020
Hyatt Regency San Francisco	March 22, 2020
Oceans Edge Resort & Marina	March 22, 2020	June 4, 2020
Hilton San Diego Bayfront	March 23, 2020
Wailea Beach Resort	March 25, 2020
Renaissance Washington DC	March 26, 2020
Hilton Garden Inn Chicago Downtown/Magnificent Mile	March 27, 2020
Marriott Portland	March 27, 2020
Hilton New Orleans St. Charles	March 28, 2020	July 13, 2020
JW Marriott New Orleans	March 28, 2020	July 14, 2020
Embassy Suites Chicago	April 1, 2020	July 1, 2020
Renaissance Westchester	April 4, 2020
Hyatt Centric Chicago Magnificent Mile	April 6, 2020	July 13, 2020
Hilton Times Square	June 30, 2020

The hotels that were in operation for the entire month of July (the “Six Open Hotels”) were: Boston Park Plaza, Embassy Suites Chicago, Embassy Suites La Jolla, Oceans Edge Resort & Marina, Renaissance Long Beach and Renaissance Los Angeles Airport. Preliminary July results include the following ($ in millions, except RevPAR and ADR):

	July
	2020 (1)	2019	Change
19 Hotel Portfolio Room Revenue (2)	$3.5	$66.5	(94.7)%

19 Hotel Portfolio RevPAR (2)	$11.32	$214.96	(94.7)%
19 Hotel Portfolio Occupancy (2)	7.4%	88.6%	(8,120)	bps
19 Hotel Portfolio ADR (2)	$152.93	$242.62	(37.0)%

6 Open Hotels Room Revenue	$2.9	$17.3	(83.2)%

6 Open Hotels RevPAR	$33.10	$197.72	(83.3)%
6 Open Hotels Occupancy	22.5%	93.2%	(7,070)	bps
6 Open Hotels ADR	$147.12	$212.15	(30.7)%

(1)	July 2020 results are preliminary and may be adjusted during the Company’s month-end close process.
(2)	The 19 Hotel Portfolio includes all hotels owned by the Company as of July 31, 2020. In addition to the Six Open Hotels, four other hotels were open with reduced operations during various times in July.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results, and the Company does not intend to provide further updates unless deemed appropriate.

Dividend Update

On July 31, 2020, the Company’s Board of Directors declared cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on October 15, 2020 to stockholders of record as of September 30, 2020.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss second quarter 2020 financial results on August 4, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-334-323-0501 and reference confirmation code 6173021 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 19 hotels comprised of 9,988 rooms. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact on the Company’s business of the COVID-19 global pandemic and the response of governments and the Company to the outbreak; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs between the U.S. and its trading partners, changes in the European Union or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry, internationally, nationally and locally; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, including the impact of the Patient Protection and Affordable Care Act or its potential replacement, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; the ground, building or airspace leases for four of the 19 Hotels the Company has interests in as of the date of this release; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of favorable and unfavorable contracts: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles (prior to the hotel’s sale in October 2019) and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are finance leases, and, therefore, we include a portion of the lease payments each month in interest expense. We adjust EBITDAre for these two finance leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligations, as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and liabilities, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net (loss) income to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$540,420	$816,857
Restricted cash	45,960	48,116
Accounts receivable, net	4,448	35,209
Prepaid expenses and other current assets	8,026	13,550
Assets held for sale	76,683	—
Total current assets	675,537	913,732

Investment in hotel properties, net	2,645,481	2,872,353
Finance lease right-of-use asset, net	46,917	47,652
Operating lease right-of-use assets, net	40,351	60,629
Deferred financing costs, net	2,305	2,718
Other assets, net	13,110	21,890

Total assets	$3,423,701	$3,918,974

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$42,577	$35,614
Accrued payroll and employee benefits	14,845	25,002
Dividends and distributions payable	3,207	135,872
Other current liabilities	36,500	46,955
Current portion of notes payable, net	188,757	82,109
Total current liabilities	285,886	325,552

Notes payable, less current portion, net	829,673	888,954
Finance lease obligation, less current portion	15,570	15,570
Operating lease obligations, less current portion	47,206	49,691
Other liabilities	25,374	18,136
Total liabilities	1,203,709	1,297,903

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 215,635,550 shares issued and outstanding at June 30, 2020 and 224,855,351 shares issued and outstanding at December 31, 2019	2,156	2,249
Additional paid in capital	2,581,637	2,683,913
Retained earnings	1,041,056	1,318,455
Cumulative dividends and distributions	(1,636,970)	(1,619,779)
Total stockholders' equity	2,177,879	2,574,838
Noncontrolling interest in consolidated joint venture	42,113	46,233
Total equity	2,219,992	2,621,071

Total liabilities and equity	$3,423,701	$3,918,974

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues
Room	$3,869	$208,735	$131,269	$380,593
Food and beverage	213	75,704	48,203	144,817
Other operating	6,342	18,457	22,164	35,166
Total revenues	10,424	302,896	201,636	560,576
Operating expenses
Room	7,077	51,846	51,322	100,092
Food and beverage	5,025	48,399	46,785	95,221
Other operating	1,224	4,367	4,988	8,332
Advertising and promotion	4,090	14,149	16,552	27,713
Repairs and maintenance	5,375	10,193	15,424	20,475
Utilities	3,226	6,533	9,068	13,198
Franchise costs	338	8,579	5,674	15,418
Property tax, ground lease and insurance	19,124	20,614	39,175	40,962
Other property-level expenses	8,736	34,015	37,581	66,855
Corporate overhead	8,438	8,078	15,832	15,594
Depreciation and amortization	34,539	36,524	71,285	72,911
Impairment losses	18,100	—	133,466	—
Total operating expenses	115,292	243,297	447,152	476,771
Interest and other income	306	4,811	2,612	9,735
Interest expense	(12,950)	(15,816)	(30,457)	(30,142)
(Loss) income before income taxes	(117,512)	48,594	(273,361)	63,398
Income tax benefit (provision), net	12	(2,676)	(6,658)	436
Net (loss) income	(117,500)	45,918	(280,019)	63,834
Loss (income) from consolidated joint venture attributable to noncontrolling interest	2,162	(1,955)	2,620	(3,554)
Preferred stock dividends	(3,207)	(3,207)	(6,414)	(6,414)
(Loss) income attributable to common stockholders	$(118,545)	$40,756	$(283,813)	$53,866

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$(0.55)	$0.18	$(1.30)	$0.24

Basic and diluted weighted average common shares outstanding	214,225	227,389	217,631	227,305

Distributions declared per common share	$—	$0.05	$0.05	$0.10

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net (Loss) Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income	$(117,500)	$45,918	$(280,019)	$63,834
Operations held for investment:
Depreciation and amortization	34,539	36,524	71,285	72,911
Interest expense	12,950	15,816	30,457	30,142
Income tax (benefit) provision, net	(12)	2,676	6,658	(436)
Impairment loss - hotel properties	18,100	—	131,164	—
EBITDAre	(51,923)	100,934	(40,455)	166,451

Operations held for investment:
Amortization of deferred stock compensation	3,064	2,900	5,271	5,022
Amortization of right-of-use assets and liabilities	(332)	(251)	(593)	(270)
Finance lease obligation interest - cash ground rent	(351)	(590)	(702)	(1,179)
Property-level severance	1,113	—	1,113	—
Prior year property tax adjustments, net	307	109	226	298
Prior owner contingency funding	—	(900)	—	(900)
Impairment loss - abandoned development costs	—	—	2,302	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	2,162	(1,955)	2,620	(3,554)
Depreciation and amortization	(806)	(640)	(1,610)	(1,279)
Interest expense	(306)	(558)	(726)	(1,118)
Amortization of right-of-use asset and liability	73	73	145	145
Impairment loss - abandoned development costs	—	—	(449)	—
Adjustments to EBITDAre, net	4,924	(1,812)	7,597	(2,835)

Adjusted EBITDAre, excluding noncontrolling interest	$(46,999)	$99,122	$(32,858)	$163,616

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net (Loss) Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income	$(117,500)	$45,918	$(280,019)	$63,834
Preferred stock dividends	(3,207)	(3,207)	(6,414)	(6,414)
Operations held for investment:
Real estate depreciation and amortization	33,917	35,900	70,039	71,670
Impairment loss - hotel properties	18,100	—	131,164	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	2,162	(1,955)	2,620	(3,554)
Real estate depreciation and amortization	(806)	(640)	(1,610)	(1,279)
FFO attributable to common stockholders	(67,334)	76,016	(84,220)	124,257

Operations held for investment:
Real estate amortization of right-of-use assets and liabilities	72	146	218	297
Noncash interest on derivatives and finance lease obligations, net	216	3,634	6,296	5,753
Property-level severance	1,113	—	1,113	—
Prior year property tax adjustments, net	307	109	226	298
Prior owner contingency funding	—	(900)	—	(900)
Impairment loss - abandoned development costs	—	—	2,302	—
Noncash income tax provision (benefit), net	—	2,648	7,415	(636)
Noncontrolling interest:
Real estate amortization of right-of-use asset and liability	73	73	145	145
Noncash interest on derivatives, net	(26)	—	(26)	—
Impairment loss - abandoned development costs	—	—	(449)	—
Adjustments to FFO attributable to common stockholders, net	1,755	5,710	17,240	4,957

Adjusted FFO attributable to common stockholders	$(65,579)	$81,726	$(66,980)	$129,214

FFO attributable to common stockholders per diluted share	$(0.31)	$0.33	$(0.39)	$0.55

Adjusted FFO attributable to common stockholders per diluted share	$(0.31)	$0.36	$(0.31)	$0.57

Basic weighted average shares outstanding	214,225	227,389	217,631	227,305
Shares associated with unvested restricted stock awards	—	145	—	202
Diluted weighted average shares outstanding	214,225	227,534	217,631	227,507

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	-548.5%	34.3%	-12.9%	30.7%

Total revenues	$10,424	$302,896	$201,636	$560,576
Non-hotel revenues (2)	(2,393)	(25)	(2,415)	(48)
Total Actual Hotel Revenues	8,031	302,871	199,221	560,528
Sold hotel revenues (3)	—	(3,252)	—	(6,322)
Total 20 Hotel Portfolio Revenues	$8,031	$299,619	$199,221	$554,206

Net (loss) income	$(117,500)	$45,918	$(280,019)	$63,834
Non-hotel revenues (2)	(23)	(25)	(45)	(48)
Non-hotel operating expenses, net (4)	(604)	(778)	(1,137)	(1,545)
Operating loss shortfall payment (5)	(2,370)	—	(2,370)	—
Property-level severance (6)	1,113	—	1,113	—
Hotel union labor dispute (7)	1,347	—	1,347	—
Prior year property tax adjustments, net (8)	307	109	226	298
Taxes assessed on commercial rents (9)	(31)	348	105	708
Corporate overhead	8,438	8,078	15,832	15,594
Depreciation and amortization	34,539	36,524	71,285	72,911
Impairment loss	18,100	—	133,466	—
Interest and other income	(306)	(4,811)	(2,612)	(9,735)
Interest expense	12,950	15,816	30,457	30,142
Income tax provision (benefit), net	(12)	2,676	6,658	(436)
Actual Hotel Adjusted EBITDAre	(44,052)	103,855	(25,694)	171,723
Sold hotel Adjusted EBITDAre (3)	—	(966)	—	(1,841)
20 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$(44,052)	$102,889	$(25,694)	$169,882

*Footnotes on following page

(1)	20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 20 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 20 Hotel Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort.
(3)	Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership period for the Courtyard by Marriott Los Angeles, sold in October 2019.
(4)	Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets; the amortization of a favorable management agreement; and finance lease obligation interest - cash ground rent.
(5)	Operating loss shortfall payment includes a $2.4 million shortfall payment to offset net losses at the Hyatt Regency San Francisco as stipulated by the hotel’s operating agreement.
(6)	Property-level severance includes a total of $1.1 million in COVID-19-related severance recorded at a majority of the 20 Hotels.
(7)	Hotel union dispute includes a $1.3 million labor dispute expense at the Hilton Times Square.
(8)	Prior year property tax adjustments, net for the second quarter of 2020 include a total net assessment of $0.3 million received at the Embassy Suites Chicago, the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Hyatt Centric Chicago Magnificent Mile. Prior year property tax adjustments, net for the first six months of 2020 also include a total credit, net of appeal fees of $(0.1) million received at the Embassy Suites Chicago and Renaissance Harborplace. Prior year property tax adjustments, net for the second quarter of 2019 include a total net assessment of $0.1 million received at the Embassy Suites Chicago, the Embassy Suites La Jolla, the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Hyatt Centric Chicago Magnificent Mile. Prior year property tax adjustments, net for the first six months of 2019 also include an assessment of $0.2 million received at the Oceans Edge Resort & Marina.
(9)	Taxes assessed on commercial rents for the second quarters of 2020 and 2019 include a $(31,000) true-up credit and $0.3 million, respectively, at the Hyatt Regency San Francisco. For the first six months of 2020 and 2019, taxes assessed on commercial rents include $0.1 million and $0.7 million, respectively, at the Hyatt Regency San Francisco.